EXHIBIT 10.28

                                 LOAN AGREEMENT

                                      AMONG

                   THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                         HELLER FINANCIAL LEASING, INC.,
                      U.S. BANCORP LEASING & FINANCIAL AND
                           SAFECO CREDIT COMPANY, INC.
                                   AS LENDERS,

                   THE CIT GROUP/EQUIPMENT FINANCING, INC.,
                            AS AGENT FOR THE LENDERS

                                       AND

                            HORIZON VESSELS, INC. AND
                       HORIZON OFFSHORE CONTRACTORS, INC.
                                  AS BORROWERS

                                       AND

                             HORIZON OFFSHORE, INC.,
                                  AS GUARANTOR


                          DATED AS OF DECEMBER 30, 1998
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                                TABLE OF CONTENTS


ARTICLE I.
      The Loan...............................................................8
      Section 1.1  AMOUNT....................................................8
      Section 1.2  NOTICE OF DRAWING.........................................9
      Section 1.3  REPAYMENT.................................................9
      Section 1.4  INTEREST..................................................9
      Section 1.5  PAYMENTS.................................................12
      Section 1.6  PREPAYMENT...............................................13
      Section 1.7  SECURITY.................................................16
      Section 1.8  COMMITMENT FEE...........................................16
      Section 1.9  SHARING OF PAYMENTS, ETC.................................16

ARTICLE II.
      Conditions Precedent..................................................17
      Section 2.1  CONDITIONS PRECEDENT TO FIRST ADVANCE....................17
      Section 2.2  CONDITIONS TO SUBSEQUENT ADVANCES........................20
      Section 2.3  WAIVER OF CONDITIONS PRECEDENT...........................20

ARTICLE III.
      Representations, Warranties and Covenants.............................21
      Section 3.1  REPRESENTATIONS OF THE BORROWERs.........................21
      Section 3.2  AFFIRMATIVE COVENANTS OF BORROWER........................24
      Section 3.3. NEGATIVE COVENANTS OF BORROWERS..........................31

ARTICLE IV.
      Events of Default.....................................................36

ARTICLE V.
      The Agent.............................................................39
      Section 5.1  APPOINTMENT AND DUTIES OF AGENT..........................39
      Section 5.2  DISCRETION AND LIABILITY OF AGENT........................39
      Section 5.3  EVENT OF DEFAULT.........................................40
      Section 5.4  CONSULTATION.............................................41
      Section 5.5  COMMUNICATIONS TO AND FROM AGENT.........................41
      Section 5.6  LIMITATIONS OF AGENCY....................................41
      Section 5.7  NO REPRESENTATIONS OR WARRANTY...........................41
      Section 5.8  LENDER CREDIT DECISION...................................42
      Section 5.9  INDEMNITY................................................42
      Section 5.10 RESIGNATION..............................................42
      Section 5.11 DISTRIBUTION.............................................42
      Section 5.12 LIMITATION OF SUITS......................................43
      Section 5.13 RIGHT OF SETOFF..........................................43

ARTICLE VI.
      Miscellaneous.........................................................44
      Section 6.1  NOTICES..................................................44
      Section 6.2  NO WAIVER................................................45
      Section 6.3  APPLICABLE LAW AND JURISDICTION..........................46
      Section 6.4  SEVERABILITY.............................................47
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      Section 6.5  AMENDMENT................................................47
      Section 6.6  ASSIGNMENT AND PARTICIPATION.............................47
      Section 6.7  COSTS, EXPENSES AND TAXES................................48
      Section 6.8  COUNTERPARTS.............................................48
      Section 6.9  SECTION HEADINGS.........................................48
      Section 6.10 MERGER...................................................49



Schedule 1        -     Lender Commitments
Schedule 2        -     Vessels

Exhibit A         -     Note
Exhibit B         -     Notice of Drawing
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                                 LOAN AGREEMENT


      THIS LOAN AGREEMENT dated as of December 30, 1998, among HORIZON VESSELS, INC., a Delaware corporation, HORIZON OFFSHORE CONTRACTORS, INC., a Delaware corporation (collectively the "Borrowers"), THE CIT GROUP/EQUIPMENT FINANCING, INC., a New York corporation ("CIT"), HELLER FINANCIAL LEASING, INC., a Delaware corporation, U.S. BANCORP LEASING & FINANCIAL, an Oregon corporation and SAFECO CREDIT COMPANY, INC., a Washington corporation (collectively with CIT, the "Lenders") and CIT as Agent for the Lenders (the "Agent"). Capitalized terms used herein and not otherwise defined herein are used with the meanings ascribed thereto in the Definitions Section of this Agreement.

                                R E C I T A L S:

      1. The Borrowers are in the business of owning and operating offshore construction vessels.

      2. The Borrowers have requested financing from the Lenders in the principal amount of up to USD 60,000,000 (the "Loan") in order to repay existing indebtedness, complete modifications and upgrades to the vessel PACIFIC HORIZON and for working capital purposes.

      3. The Loan shall be evidenced by the secured promissory note of the Borrower (the "Note"), substantially in the form of Exhibit A attached hereto and made a part hereof.

      NOW, THEREFORE, in consideration of the above recitals, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                  DEFINITIONS:

      The following terms shall have the following meanings for all purposes of this Agreement and shall be equally applicable to both the singular and the plural forms of the terms herein defined.

      "Advance" means a loan by the Lenders to the Borrowers under this Loan Agreement.

      "Affiliate" of any Person means (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person and
(ii) any director or officer of such first Person or of any Person referred to in clause (i) above. For the purposes of this definition "control" of any Person includes (a) with respect to any corporation or other Person having voting

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shares or the equivalent and elected directors, managers, or Persons performing similar functions, the ownership or power to vote, directly or indirectly shares or the equivalent representing 50% or more of the power to vote in the election of directors, managers or Persons performing similar functions, (b) ownership of 50% or more of the equity or beneficial interest in any other entity and (c) the ability to direct the business and affairs of any Person by acting as a general partner, manager or otherwise.

      "Agreement", "this Agreement", "herein", "hereunder"' or other like words mean this Loan Agreement as originally executed or as modified, amended or supplemented from time to time pursuant to the provisions hereof.

      "Borrowers" means Horizon Vessels, Inc. and Horizon Offshore Contractors, Inc. and their successors and permitted assigns.

      "Business Day" means a day other than a Saturday or a Sunday or a day on which commercial banks are authorized to be closed in the State of New York or the State of Texas.

      "Cash Equivalents" means (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than one (1) year from the date of acquisition, (ii) time deposits (including Eurodollar time deposits) and certificates of deposit of any bank meeting the qualifications specified in clause (iv) below with maturities of not more than 90 days from the date of acquisition, (iii) fully secured repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (i) entered into with any bank meeting the qualifications specified in clause (iv) below, (iv) commercial paper issued by the parent corporation of any bank referred to in this clause (iv) or any commercial bank of recognized standing having capital and surplus in excess of USD 300,000,000.00 and commercial paper rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investor Services, Inc., and in each case maturing within 90 days after the date of acquisition, and (v) remarketed certificates of participation issued through any bank meeting the qualifications specified in clause (iv) above rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investor Services, Inc. and maturing within 90 days after the date of acquisition.

      "Closing Date" means any Business Day on or prior to December 30, 1998 on which the first Advance is made as designated by the Borrowers in their Notice of Drawing.

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      "Collateral Value" has the meaning set forth in Section 1.6(a)(ii) hereof.

      "Commitment" means USD 60,000,000.

      "Controlled Group" means a "controlled group of corporations" as defined in Section 1563(a) of the Internal Revenue Code of 1986, as amended, without regard to Section 1563(a)(4) and (e)(3)(c) of such Code, of which either Borrower is a part.

      "Current Assets" means the assets of the Guarantor on a consolidated basis which would in accordance with GAAP be classified as current assets of a corporation conducting a business the same as or similar to the Borrowers and the Guarantor.

      "Current Ratio" means the ratio of the Guarantor's Current Assets to the Guarantor's Current Liabilities.

      "Current Liabilities" means indebtedness of the Guarantor on a consolidated basis which would in accordance with GAAP be classified as current liabilities of a corporation conducting a business the same as or similar to the Borrowers and the Guarantor, but excluding other debt that is specifically subordinated to the Loan on terms reasonably acceptable to the Agent.

      "Debt Ratio" means the Guarantor's total consolidated long-term funded debt plus capitalized lease obligations divided by the sum of such consolidated long-term funded debt, capitalized lease obligations and stockholders' equity.

      "DnB" means Den norske Bank ASA, a Norwegian bank.

      "DnB Credit Facility" means the Amended and Restated Credit Agreement dated as of the date hereof, among DnB, the Borrowers and the Guarantor as the same may be extended, modified or replaced.

      "Dollars" or "USD" means lawful currency of the United States of America.

      "Drawdown Date" means the date upon which an Advance is made.

      "Equipment" shall have the meaning set forth in Section 1.01 of the Security Agreement.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

      "Event of Default" has the meaning set forth in Article IV hereof.

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      "EBITDA" means, for any period, the consolidated earnings of the Guarantor during such period from continuing operations, before gains or losses on sales of assets (to the extent such gains or losses are included in earnings from continuing operations) and extraordinary items, as determined under GAAP, federal, state, foreign and local income taxes, Interest Expense, depreciation and amortization.

      "Excluded Income Taxes" has the meaning set forth in Section 1.5(a) hereof.

      "Fixed Charge Coverage Ratio" means for any period, EBITDA divided by the sum total of Interest Expense on the Loan, actual Taxes paid and any required payments under this Agreement and the DnB Credit Facility.

      "Fixed Rate" means the sum of (i) the Treasury Rate, (ii) 265 basis points and (iii) the swap spread on the date the Fixed Rate is elected by the Borrowers as reported on page 883, or its successor, of the Dow Jones Telerate System.

      "GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

      "Governmental Agencies" means any government or any state, department or other political subdivision thereof or governmental body, agency, authority, department or commission having jurisdiction over the Borrowers or their properties (including without limitation any court or tribunal) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation, partnership or other entity directly or indirectly owned by the foregoing.

      "Guaranty" means the guaranty of the Guarantor in favor of the Agent, in form and substance reasonably acceptable to the Agent.

      "Guarantor" means Horizon Offshore, Inc., a Delaware corporation.

      "Hazardous Substances" means petroleum and used oil, or any other pollutant or contaminant, hazardous, dangerous or toxic waste, substance or material as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. ss. 9601, ET SEQ. (hereinafter called "CERCLA"); the Resource Conservation and Recovery Act, as amended, 42 U.S.C. ss. 6901, ET SEQ. (hereinafter called "RCRA"); the Toxic Substances Control Act, as amended, 15 U.S.C. ss. 2601, ET SEQ. (hereinafter called "TSCA"); the Hazardous Materials Transportation Act, as amended, 49 U.S.C. ss. 1801, ET SEQ. (hereinafter called "HMTA"); the Oil Pollution Act of 1990, Pub.L. No. 101-380, 104 Stat. 484 (1990) (hereinafter called "OPA"); or any other statute, law, ordinance,

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code or regulation of any Governmental Agency relating to or imposing liability or standards of conduct concerning the use, production, generation, treatment, storage, recycling, handling, transportation, release, threatened release or disposal of any hazardous, dangerous or toxic waste, substance or material, currently in effect or at any time hereafter adopted.

      "Highwood Note" means the promissory note of the Guarantor in favor of Highwood Partners, L.P., a Delaware limited partnership, dated August 5, 1998 in the principal amount of USD 10,000,000 issued in connection with the Guarantor's stock repurchase program as adopted by the Board of Directors of the Guarantor on July 29, 1998.

      "Indebtedness" of the Borrowers or the Guarantor means all items of indebtedness which, in accordance with GAAP, would be included in determining liabilities as shown on the liability side of a balance sheet of the Borrowers or the Guarantor, as of the date as of which indebtedness and liabilities is to be determined and shall include all indebtedness and liabilities of others assumed or guaranteed by the Borrowers or the Guarantor or in respect of which the Borrowers or the Guarantor are secondarily or contingently liable (other than by endorsement of instruments in the course of collection and performance guarantees and similar transactions entered into in the ordinary course of business) whether by reason of any agreement to acquire such indebtedness or to supply or advance sums or otherwise but shall exclude deferred Taxes.

      "Indemnitee" means the Agent, the Lenders and their officers, directors, employees, representatives, agents and Affiliates.

      "Intercreditor Agreement" means the Intercreditor Agreement dated as of the date hereof between the Agent and DnB in form and substance satisfactory to the Lenders, as amended, from time to time.

      "Interest Period" has the meaning set forth in Section 1.4(d) hereof.

      "Interest Rate" has the meaning set forth in Section 1.4(b) hereof.

      "LIBOR Rate" means the one-month rate of interest per annum at which deposits in Dollars are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time), as reported and published in the Wall Street Journal for the 15th day of each month, or, if the 15th day of the month is not a day for which the Wall Street Journal reports LIBOR, then on the first preceding day on which the Wall Street Journal reports the LIBOR and shall become effective as of the first day of the succeeding

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calendar month and shall continue in effect to, and including, the last day of such month.

      "Loan" means the current principal amount and unpaid interest outstanding under this Agreement.

      "Loan Documents" means the Note, this Agreement, the Mortgages, the Security Agreement, the Guaranty and the Intercreditor Agreement.

      "Majority Lenders" shall mean those Lenders holding at least 66% of the Loan.

      "Material adverse effect" means having a material adverse effect on the business, properties or condition (financial or otherwise) of the Borrowers and the Guarantor taken as a whole.

      "Maturity Date" means the date eighty-four (84) months after the date of the third Advance, but in no event later than June 30, 2006.

      "Mortgages" means the United States First Preferred Fleet Mortgage on the U.S. flag Vessels, the Vanuatu First Preferred Fleet Mortgage on the Vanuatu flag Vessels and the Bahamian Statutory Mortgage and Deed of Covenants concerning the Bahamas flag Vessel.

      "Net Worth" means, at a particular date, the sum of the Guarantor's capital stock (excluding treasury stock), warrants, surplus (including earned surplus, capital surplus and the balance of the current profit and loss account not transferred to surplus), debt that is specifically subordinated to the Loan on terms acceptable to the Agent accounted on a consolidated basis appearing on a consolidated balance sheet prepared in accordance with GAAP as of the date of determination and after deducting therefrom the net book value of all assets (after deducting any reserves applicable thereto) which would be treated as intangibles under GAAP (including without limitation, such items as goodwill, trademarks, trade names, patents and licenses, franchises and operating rights).

      "Note" means the promissory note of the Borrowers in favor of the Agent, substantially in the form of Exhibit A attached hereto and made a part hereof.

      "Notice of Drawing" means the Notice of Drawing from the Borrowers to the Agent, substantially in the form of Exhibit B attached hereto and made a part hereof.

      "Orderly Liquidation Value" has the meaning set forth in Section 1.6(a)(iii) hereof.

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      "Payment Date" has the meaning set forth in Section 1.3(a) hereof.

      "Permitted Acquisition" means an acquisition by the Borrowers of an asset or an entity if such asset or entity is acquired in furtherance of the Borrowers' current line of business.

      "Person" means any natural person, corporation, partnership, limited liability company, firm, association, government, Governmental Agency or any other entity other than the Borrowers and whether acting in an individual, fiduciary or other capacity.

      "Plan" means any employee pension benefit plan subject to Title IV of ERISA and maintained by either Borrower or any member of a Controlled Group, or any such plan, to which either Borrower or any member of a Controlled Group is required to contribute on behalf of any of its employees.

      "Prepayment Premium" means the prepayment premiums required by Section 1.6(b) hereof.

      "Prime Rate" means with respect to any Interest Period, the rate publicly announced in New York, New York from time to time as the prime rate of The Chase Manhattan Bank N.A. (or any successor thereof) ("Chase"). The Prime Rate shall be determined by the Agent at the close of business two (2) Business Days before a Payment Date, and shall be effective to but not including the next applicable Payment Date. The Prime Rate is not intended to be the lowest rate of interest charged by Chase or the Lenders in connection with extensions of credit to debtors.

      "Responsible Officer" means the Borrowers' chief executive officer, the Borrowers' chief financial officer or any other officer having principal responsibility for the financial affairs of the Borrowers.

      "Security Agreement" means the Security Agreement among the Agent and the Borrowers dated as of the date hereof in form and substance satisfactory to the Agent.

      "Taxes" has the meaning set forth in Section 1.5(a) of this Agreement.

      "Total Loss" means in respect of a Vessel or an item of Equipment (i) the actual or constructive or compromised or arranged total loss of such Vessel or item of Equipment; or (ii) the requisition for title or other compulsory acquisition of such Vessel or any item of Equipment otherwise than by requisition for hire; or (iii) the capture, seizure, attachment, detention or confiscation of such Vessel or any item of Equipment by any government or by persons acting or purporting to act on behalf of

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any government unless such Vessel or any item of Equipment is released from such seizure, attachment, detention or confiscation within thirty (30) days of the occurrence thereof. A Total Loss shall be deemed to have occurred (a) in the event of an actual total loss of a Vessel or any item of Equipment on the date of such loss, (b) in the event of damage to a Vessel or any item of Equipment which results in a constructive or compromised or arranged total loss of such Vessel or any item of Equipment on the date of the occurrence of the event giving rise to such damage, or (c) in the case of any event referred to in clauses (ii) or (iii) above, on the date of the occurrence of such event.

      "Treasury Rate" means the interpolated rate per annum for a U.S. Treasury security with a maturity equal to the remaining term of the Loan at the time the Borrowers elect to use the Fixed Rate. The Treasury Rate will be determined at the close of business on the third Business Day after the Borrowers elect to use the Fixed Rate based on the yields to maturity for U.S. Treasury securities reported on page 5 ("U.S. Treasury and Money Markets") of the information ordinarily provided by Dow Jones Telerate System.

      "Vessels" means the five (5) U.S. flag vessels, the four (4) Vanuatu flag vessels and the one (1) Bahamas flag vessel listed on Schedule 2 attached hereto.

      "Working Capital" means the excess of the Guarantor's Current Assets over its Current Liabilities.

                                   ARTICLE I.
                                    THE LOAN

Section 1.1  AMOUNT.

      (a) Subject to the terms and conditions of Section 2.1 of this Agreement, each Lender agrees, severally and not jointly, to make its percentage share of the Commitment available to the Borrowers by making Advances to the Borrowers in an aggregate principal amount up to the lesser of (1) Collateral Value determined in accordance with Section 1.6(a)(ii) and (2) the Commitment.

      (b) Advances made under this Agreement are referred to as the "Loan." All Advances shall be advanced and made ratably by the Lenders in accordance with each Lender's portion of the Commitment on the date the Advance is made.

      (c) The Loan shall be made in three (3) Advances. Subject to the limitation contained in Section 1.1(a) above, the Advances shall be in the following amounts:

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                  (i)   First Advance - USD 50,000,000
                  (ii)  Second Advance - USD 5,000,000
                  (iii) Third Advance - USD 5,000,000

      (d) The second and third Advances may be made on the same date if the conditions of Section 2.2 below are satisfied.

      (e) If the third Advance is not made by June 30, 1999, the obligation of the Lenders to make such amount available to the Borrowers shall terminate.

Section 1.2  NOTICE OF DRAWING.

      The Borrower shall make a request for an Advance by sending to the Agent a written Notice of Drawing not later than 11:00 a.m., Arizona Time, two (2) Business Days prior to the date such Advance is requested setting forth the date the Advance is required and the bank account or accounts to which the Advance is to be remitted. The Notice of Drawing shall be received by the Agent no later than two (2) Business Days immediately preceding the Drawdown Date. The Notice of Drawing shall be irrevocable.

Section 1.3  REPAYMENT.

      (a) The Borrowers shall jointly and severally repay the principal amount of the first Advance in eighty-four (84) consecutive monthly installments of USD 462,963.00, the amount of the second Advance in eighty-four (84) consecutive monthly installments of USD 46,296.00 and the amount of the third Advance in eighty-four (84) consecutive monthly installments of USD 46,296.00, with each such installment to be paid by the Borrowers to the Agent on a date commencing on the day which is thirty
            (30) days after the date of such Advance, and on the same day of each month thereafter and ending on the Maturity Date (each such date a "Payment Date"); provided, however, that the final installment shall include an amount sufficient to discharge the accrued and unpaid interest and principal in respect of the Note.

      (b) The Loan shall be evidenced by and repayable in accordance with the terms hereof and of the Note.


Section 1.4  INTEREST.

      (a) The Borrowers shall jointly and severally pay interest, in arrears, on the unpaid principal amount of the Loan from the Closing Date until the principal amount of the Loan is paid in full on the last day of each calendar month, commencing January 30, 1999 up to and including

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            the Maturity Date (each such date an "Interest Payment Date") at a rate of interest per annum (computed on the basis of a 365-day year and actual days elapsed) equal to the Interest Rate; PROVIDED, HOWEVER, that all interest accrued on the Loan and unpaid on the Maturity Date shall be paid on the Maturity Date.

      (b) The term "Interest Rate" shall mean, for an Interest Period (as hereinafter defined), an interest rate per annum at the rate (i) certified by the Lender to be the LIBOR Rate, plus two and sixty-five hundredths percent (2.65%)or (ii) if the Borrowers have exercised the option contained in Section 1.4(f) below, the Fixed Rate.

      (c) If at any time the Agent shall determine that by reason of circumstances affecting the London interbank market adequate and reasonable means do not exist for ascertaining the Interest Rate based on the LIBOR Rate for the succeeding Interest Period or that the making or continuance of the Loan at an Interest Rate based on the LIBOR Rate has become impracticable as a result of a contingency occurring after the date of this Agreement which materially and adversely affects the London interbank market, the Agent shall notify the Borrower that the Interest Rate shall be the Prime Rate, plus one- half of one percent (.5%) per annum. As used in this Agreement, "Interest Period" shall mean each respective and successive calendar month commencing on the last day of the month in which the Closing Date occurs; PROVIDED, HOWEVER, that no Interest Period shall commence or extend past the Maturity Date.

      (d) Any amount of principal or any other amount due hereunder which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until such amount is paid in full, payable on demand, at a rate per annum equal at all times to two percent (2%) per annum above the Interest Rate.

      (e) In no event shall any interest rate provided for in this Agreement or the Note exceed the maximum rate permitted by the then applicable law. It is the intention of the parties hereto to strictly comply with applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Agreement, in the Notes, or in the other Loan Documents, in no event shall this Agreement, the Note, or the other Loan Documents be construed to charge, contract for or require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received

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            under this Agreement, the Note or the other Loan Documents, or in the event that all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (i) the provisions of this Section 1.4(e) shall govern and control, (ii) neither the Borrowers nor any other person or entity now or hereafter liable for the payment thereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (iii) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to the Borrower, at the option of the Lenders, and (iv) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Agreement, the Note and the other Loan Documents which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from the Borrowers or otherwise by the Lenders in connection with such indebtedness; PROVIDED, HOWEVER, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Lenders to receive a greater simple interest per annum rate than is presently allowed, the Borrowers agree that, on the effective date of such amendment or preemption as the case may be, the lawful maximum hereunder shall be increased to the maximum simple interest per annum rate allowed by the higher of the amended state law or the law of the United States of America.

      (f) The Borrowers may elect to pay interest on the Loan at the Fixed Rate on the following terms:

                  (i) If no election is received by the Agent, the Borrowers shall pay interest on the Loan at the LIBOR Rate plus 2.65%.

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                  (ii) The Borrowers may elect to pay interest on the Loan at the Fixed Rate only once during the term of this Agreement.

                  (iii) Any election by the Borrowers to pay interest at the
            Fixed Rate must be made by written notice, to the Agent, no later than three (3) Business Days in advance of an Interest Payment Date.

                  (iv) Any election by the Borrowers to pay interest at the
            Fixed Rate shall be irrevocable and shall be effective commencing on the next month's Interest Payment Date and for the remaining term of the Loan.

                  (v) The Fixed Rate shall be evidenced by a letter agreement sent by the Agent to the Borrowers within three (3) Business Days after the Borrowers' notice to the Agent of their election to pay interest at the Fixed Rate.

Section 1.5  PAYMENTS.

      (a) The payment obligations of the Borrowers under the Note and all other amounts payable under this Agreement shall be paid to the Agent at such address as the Agent may designate (not less than one
            (1) Business Day prior to the due date therefor), not later than the close of business on the due date thereof, in lawful money of the United States. All payments shall be made (i) without set-off, counterclaim or condition and (ii) free and clear of, and without deduction for or on account of, any present or future taxes, levies, duties, imposts, charges, fees, deductions or withholdings of any nature ("Taxes"), unless the Borrowers are required by law or regulation to make payment subject to any Taxes. In the event that the Borrowers are required by law or regulation to make any deduction or withholding on account of any Taxes from any payment due under this Agreement, then: (a) the Borrowers shall notify the Agent promptly as soon as they become aware of such requirement and shall remit promptly the amount of such Taxes to the appropriate taxation authority, and in any event prior to the date on which penalties attach thereto; and (b) such payment shall be increased by such amount as may be necessary to ensure that the Agent receives a net amount, free and clear of all Taxes, equal to the full amount which the Agent would have received had such payment not been subject to such Taxes (other than Excluded Income Taxes as such term is defined below). Notwithstanding the foregoing, the Borrowers shall not be liable for, or required to pay, any Taxes which are based on the overall income of either the Agent or Lenders or franchise taxes imposed at any time on either the Agent or the Lenders by any Governmental Agency ("Excluded Income Taxes"). Each such payment or reimbursement by the Borrowers shall be net of any credit or the value of any deduction received by the Agent or the Lenders thereon to the extent that the same can be determined by the Agent (as certified by the Agent to the Borrowers, such certificate to be conclusive absent manifest error). The Borrowers shall indemnify the Agent and the Lenders against any liability of the Lenders in respect of such Taxes (other than Excluded Income Taxes) and shall supply copies of applicable tax receipts.

      (b) If any payment to be made by the Borrowers shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day.

      (c) Each payment to be made on a Payment Date, an Interest Payment Date and all prepayments, and other payments shall be applied first to the payment of accrued and unpaid interest on the Loan, then to the payment of all other amounts due under this Agreement and the other Loan Documents, and the balance shall be applied to the payment of principal due under the Note in inverse order of payment.

      (d) The Borrowers shall jointly and severally indemnify the Lenders and the Agent on demand against all costs, expenses, liabilities and losses (including funding losses) actually incurred by the Lenders and the Agent as a result of or in connection with: (a) the occurrence and/or continuance of any Event of Default (or event which, with the giving of notice and/or lapse of time or other applicable condition would constitute an Event of Default); and/or
            (b) any judgment or order which relates to any sum due hereunder being expressed in a currency other than the currency expressed to be due hereunder and as a result of a variation in rates of exchange between the rate at which such amount is converted into such other currency for the purposes of such judgment or order and the rate prevailing on the date of actual payment of such amount pursuant thereto; and/or (c) any postponement of the Closing Date occurring because of one or more of the conditions precedent set forth in
            Article II shall not have been satisfied or waived as a result of the Borrowers' failure to satisfy such condition; and/or (d) any payment of principal of or interest on the Note made on a Business Day which is not a Payment Date. The above indemnities are separate and independent obligations of the Borrowers and apply irrespective of any indulgence granted by the Lenders or the Agent.

Section 1.6  PREPAYMENT.

      (a)   MANDATORY PREPAYMENT.

            (i) (1) TOTAL LOSS. If there shall have occurred a Total Loss, on the earlier of (x) the date insurance proceeds are received or
                  (y) one hundred twenty (120) days after the date of occurrence of the Total Loss the Borrowers shall either provide as collateral a replacement vessel or equipment acceptable to the Agent which is, as determined by the appraiser referred to in
                  Section 1.6(a)(ii) below, of comparable or greater value to the lost Vessel, or Equipment, which replacement vessel or equipment will be added to the lien of the Mortgages or the Security Agreement or, if after giving effect to the release of such lost Vessel or Equipment from the lien of the Mortgages or the Security Agreement, as applicable, the ratio of the Collateral Value to the outstanding principal amount of the Loan shall be less than 1.25 to 1, the Borrowers shall pay within five (5) days of the Agent's demand, the amount of the Loan necessary to restore such ratio and shall pay accrued interest thereon to the date of such prepayment together with any other amount due hereunder or under any Loan Document.

                  (2) PARTIAL LOSS. If there shall have occurred loss or damage to a Vessel or any item of Equipment which does not rise to the level of a Total Loss, the underwriters may pay direct for the repair, salvage or other charges or, if the Borrowers shall have first fully repaired the damage or paid all of the salvage or other charges, may pay the Borrowers as reimbursement therefore; provided, however, that if such amounts are greater than USD 500,000.00 and the Borrowers shall not have fully repaired the damage or paid all of the salvage or other charges or if an Event of Default has occurred and is continuing, the underwriters shall not make such payment without first obtaining the written consent of the Agent. If the Agent does not so consent, all such proceeds shall be paid to the Agent for the purpose of prepaying amounts outstanding hereunder or under any other Loan Document.

                  (3) The Agent shall apply payments received pursuant to this
                  Section 1.6(a)(i) in accordance with Section 1.5(c) hereof. No Prepayment Premium shall be payable with respect to any Mandatory Prepayment made by the Borrower pursuant to this
                  Section 1.6(a).

            (ii) COLLATERAL VALUE. On such dates as may be requested by the Agent, but not more than once in any twelve (12) month period, the Agent shall arrange to have Orderly Liquidation Value of each of the Vessels determined at the Borrowers' expense by an independent appraisal firm chosen by the Agent and reasonably acceptable to the Borrowers. The most recent determination of the aggregate Orderly Liquidation Values of all of the Vessels is hereinafter referred to as the "Collateral Value". If the ratio of the Collateral Value to the outstanding principal amount of the Loan shall be less than 1.25 to 1, then the Borrowers shall either prepay within five (5) days of the Agent's demand the amount of the Loan necessary to restore the ratio referred to herein together with payment of accrued interest thereon or provide additional security for the Loan which shall be acceptable in the sole opinion of the Agent for these purposes. The Agent shall apply payments received under this Section 1.6(a)(ii) in accordance with Section 1.5(c) hereof. No Prepayment Premium shall be payable with respect to any prepayment required by this Section 1.6(a)(ii).

            (iii) ORDERLY LIQUIDATION VALUE. The "Orderly Liquidation Value" of
                  any Vessel shall have the meaning customarily attributed to it in the equipment appraisal industry at the time of the valuation, less the estimated marshalling, reconditioning and sale expenses designed to maximize the resale value of such Vessel (as determined by the appraisal firm referred to above). The appraisal firm's valuation shall be made with or without physical inspection at the Agent's discretion; PROVIDED HOWEVER, that no more than one physical inspection shall be permitted in any one twelve (12) month period.

      (b)   VOLUNTARY PREPAYMENT.

            (i) After the first anniversary of the Closing Date, the Borrowers may prepay in full or in part amounts outstanding under the Note and this Agreement on any subsequent Payment Date after giving at least ten (10) Business Days prior notice of such prepayment and payment to the Lender of accrued and unpaid interest under the Note and all other amounts due under this Agreement and the other Loan Documents, including the Prepayment Premium referred to below. Any notice of prepayment hereunder shall be irrevocable.

            (ii)  The Lender shall apply payments received pursuant to this
                  Section 1.6(b) in accordance with Section 1.5(c) above.

            (iii) Prepayments made under this Section 1.6(b) shall include a
                  Prepayment Premium as follows:

                  (A) If made on or before the second anniversary of the Closing Date - four percent (4%) of the aggregate principal amount prepaid;

                  (B) If made on or before the third anniversary of the Closing Date - three percent (3%) of the aggregate principal amount prepaid;

                  (C) If made on or before the fourth anniversary of the Closing Date - two percent (2%) of the aggregate principal amount prepaid;

                  (D) If made on or before the fifth anniversary of the Closing Date - one percent (1%) of the aggregate principal amount prepaid; or

                  (E)   If made after the fifth anniversary of the Closing Date
                        - no Prepayment Premium shall be
                        due.

Section 1.7  SECURITY.

      All amounts due hereunder and under the Note shall be secured by the Guaranty, the Mortgages and the Security Agreement. In addition, the Agent and DnB will execute and deliver the Intercreditor Agreement and the Borrowers and the Guarantor will consent to its terms.

Section 1.8  COMMITMENT FEE.

      The Borrowers have paid to the Agent a non-refundable commitment fee of USD 45,000.00.

Section 1.9  SHARING OF PAYMENTS, ETC.

      The Borrowers agree that, in addition to (and without limitation of) any right of set-off, bankers' lien or counterclaim a Lender may otherwise have, each Lender shall be entitled, at its option after an Event of Default has occurred and is continuing to offset balances held by it for the account of the Borrowers at any of its offices against any principal of or interest on any portion of Loan attributable to such Lender hereunder or any other obligation of the Borrowers hereunder which is not paid (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrowers and the Agent thereof, PROVIDED that such Lender's failure to give such notice shall not affect the validity thereof. If a Lender shall obtain payment of any principal of or interest on any portion of the Loan attributable to it under this Agreement or other obligation then due to such Lender hereunder, through the exercise of any right of set-off or lien granted under
Section 5.13 below), bankers' lien, counterclaim or similar right, or otherwise, it shall promptly purchase from the other Lenders participations in the Loan attributable to it, or the other obligations of the Borrowers hereunder of, the other Lenders in such amounts, and make such other adjustments from time to time as shall be equitable to the end that all the Lenders shall share the benefit of such payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such benefit) pro-rata in accordance with their respective portions of the Loan. To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrowers agree, to the fullest extent they may effectively do so under applicable law, that any Lender so purchasing a participation in the Loan may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of the Loan or other obligations in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligations of the Borrowers to such Lender.


                                   ARTICLE II.
                              CONDITIONS PRECEDENT

Section 2.1  CONDITIONS PRECEDENT TO FIRST ADVANCE.

      The Lenders execution and delivery of this Agreement and the making of the first Advance are subject to the following conditions having been satisfied in the reasonable opinion of the Lenders on or prior to the Closing Date:

      (a) Each of this Agreement and the other Loan Documents shall have been duly authorized and executed with original counterparts thereof delivered to the Lenders.

      (b) The Borrowers and the Guarantor shall have delivered to the Lenders evidence of good standing, certificates of incumbency and duly certified resolutions of their Boards of Directors and all such other corporate documentation authorizing them to enter into the transactions contemplated by this Agreement and the other Loan Documents.

      (c) The Lenders shall have received opinions from Jones, Walker, Waechter, Poitevent, Carrere & Denegre, L.L.P, counsel to the Borrowers and the Guarantor, and an opinion of Agent's counsel, Gardere Wynne Sewell & Riggs, L.L.P., each in form and substance satisfactory to the Lenders.

      (d) The representations and warranties contained in Article III of this Agreement and in each other Loan Document shall be true on the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and no Event of Default specified in Article IV hereof and no event which, with the lapse of time or the notice and lapse of time specified in Article IV hereof, would become such an Event of Default, shall have occurred and be continuing or shall have occurred at the completion of the making of the Loan, and the Lenders shall have received satisfactory certificates signed by Responsible Officers of the Borrower and the Guarantors, as to all questions of fact involved in this condition.

      (e) There shall have been no material adverse change in the business, financial condition or operations of the Borrowers and of the Guarantor taken as a whole since September 30, 1998.

      (f) The Lenders shall have received evidence that the person specified to act as agent for service of process for the Borrowers and the Guarantor pursuant to Section 6.3 has agreed to so act.

      (g) The Lenders shall have received certificates of the Borrowers and the Guarantor signed by an officer in charge of environmental affairs and safety as to compliance by the Borrowers and the Guarantor with all environmental, safety and public health laws and regulations applicable to the Borrowers and the Guarantor, without limitation of the foregoing, all other laws and regulations affecting or relating to the Vessels, in each case the non-compliance with which would have a material adverse effect.

      (h) The Borrowers shall have provided evidence of insurance maintained by the Borrowers or the Guarantor on the Vessels required by Article I, Section 15 of the U.S. and Vanuatu Mortgages and Part II Section 5 of the Bahamas Deed of Covenants and Article 5 of the Security Agreement accompanied by a report of the Borrowers' insurance broker that such insurance complies with the terms of the Mortgages and the Security Agreement.

      (i) The Mortgages shall have duly executed and delivered and all actions necessary to perfect the security interests created by the Mortgages shall have been taken; except for the Bahamas Statutory Mortgage which shall be filed within five (5) Business Days of the date of the first Advance.

      (j) The Security Agreement shall have been duly executed and delivered and all actions necessary to perfect the security interests created by the Security Agreement shall have been taken.

      (k) All orders, consents, approvals, licenses, authorizations and validations of, and filings, recordings and registrations with and exemptions by any Governmental Agency or any Person (other than any routine filings which may be required after the date hereof with appropriate governmental authorities in connection with the operation of the Vessels) required to (i) authorize the execution, delivery and performance by the Borrowers and the Guarantor of the Loan Documents to which they are parties or (ii) prevent the execution, delivery and performance by the Borrowers and the Guarantor of the Loan Documents to which they are parties from resulting in a breach of any of the terms or conditions of, or resulting in the imposition of any lien, charge or encumbrance upon any properties of the Borrower or the Guarantor pursuant to, or constituting a default (with due notice or lapse of time or both), or resulting in an occurrence of any event for which any holder or holders of Indebtedness may declare the same due and payable under, any indenture, agreement, order, judgment or instrument under which the Borrowers or the Guarantor is a party (other than the Mortgages, or the Security Agreement) or to the Borrowers' knowledge after due inquiry by which the Borrowers or the Guarantor or their property may be bound or affected, or under the

            Certificates of Incorporation or By-Laws of the Borrowers or the Guarantor, shall have been obtained or made.

      (l) Confirmation of class certificates for the Vessels (except the PEARL HORIZON, PACIFIC HORIZON (Derrick) and the PHOENIX HORIZON) from the American Bureau of Shipping or Lloyds Register of Shipping, respectively, showing such Vessels to be in the highest class with such classification society for similar type of vessels, without recommendations affecting class, dated within thirty (30) days of the Closing Date.

      (m) The Agent shall have received a report appraising the Orderly Liquidation Value of the Vessels prepared by Marcon International in form and substance satisfactory to the Lenders.

      (n) The Agent shall have received evidence of the amendment and restatement of the DnB Credit Facility to reduce its amount to USD 30,000,000 and to make such other changes acceptable to the Lenders.

      (o) The Lenders shall have received such other documents and instruments they reasonably request necessary to consummate the transactions described in this Agreement, in each case in form and substance reasonably satisfactory to them.

Section 2.2 CONDITIONS TO SUBSEQUENT ADVANCES. The Lenders' obligation to make Advances subsequent to the first Advance is subject to the following conditions having been satisfied in the opinion of the Lenders on or prior to the date of each such subsequent Advance:

      (a) Certification by a Responsible Officer that no Event of Default or any event which with the giving of notice or the passage of time would become an Event of Default has occurred and is continuing.

      (b) For the second Advance, evidence satisfactory to the Agent that the conversion of the PACIFIC HORIZON (Derrick) has been completed; which such evidence shall include, but shall not be limited to, a confirmation of class certificate for such Vessel showing it to be in the highest class of the American Bureau of Shipping, Lloyds Register of Shipping or such other classification Society as the Agent may approve for vessels of similar type without recommendations affecting class, and evidence that the PEARL HORIZON has become subject to the operation and lien of the Vanuatu First Preferred Fleet Mortgage in favor of the Agent.

      (c) For the third Advance, evidence satisfactory to the Agent that the conversion of the PHOENIX HORIZON has been completed; which such evidence shall include, but shall not be limited to, a confirmation of class certificate for such Vessel showing it to be in the highest class of the American Bureau of Shipping for vessels of similar type without recommendations affecting class,

Section 2.3  WAIVER OF CONDITIONS PRECEDENT.

      All of the conditions precedent contained in this Article II are for the sole benefit of the Lenders and the Lenders may waive any or all of them in their absolute discretion.


                                  ARTICLE III.
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 3.1 REPRESENTATIONS OF THE BORROWERs.

      Each Borrower represents and warrants that:

      (a) It is a corporation duly organized and validly existing, in good standing under the laws of the State of Delaware and has the requisite power and authority (i) to carry on its business as presently conducted, (ii) to enter into and perform its obligations under each Loan Document to which it is a party, and (iii) to borrow moneys and guarantee the debts of others.

      (b) The execution, delivery and performance by it of each Loan Document to which it is a party, and any other instrument or agreement provided for by this Agreement, have been duly authorized by all necessary corporate action, do not require stockholder, approval other than such as has been duly obtained or given, do not or will not contravene any of the terms of its certificate of incorporation or by-laws, and will not violate any provision of law or of any order of any court or governmental agency if such violation would result in a material adverse effect, or constitute (with or without notice or lapse of time or both) a default under, or result (except as contemplated by this Agreement) in the creation of any security interest, lien, charge or encumbrance upon any of its properties or assets pursuant to, any agreement, indenture or other instrument to which it is a party or by which it may be bound; this Agreement and each Loan Document to which it is a party has been duly executed and delivered by such Borrower and constitutes its legal, valid and binding agreement or instrument, enforceable in accordance with the respective terms thereof.

      (c) There are no suits or proceedings pending or to its knowledge threatened against or affecting the Borrowers or the Guarantor which if adversely determined would have a material adverse effect.

      (d) The principal place of business of the Borrowers and the Guarantor and the place where all records relating to the transactions contemplated hereby, including records relating to the operations of the Vessels are kept is 2500 CityWest Blvd., Suite 2200, Houston, Texas 77042.

      (e) Other than such as have been obtained, no license, consent, approval of or filing or registration with any Governmental Agency or other regulatory authority is required for the execution, delivery and performance of this Agreement or any Loan Document or any instrument contemplated herein or therein. The Borrowers and the Guarantor are the holders of all certificates and authorizations of governmental authorities required by law to enable them to engage in the business transacted by them.

      (f) No part of the proceeds of the Loan will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors. The Borrowers are not engaged in the business of extending credit to others for the purpose of purchasing or carrying margin stock within the meaning of Regulations T, U and X of the Board of Governors of the Federal Reserve System. If requested by the Agent, the Borrowers will furnish to the Lenders in connection with the Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U. Neither Borrower is an "investment company" or a company "controlled" by an "investment company" (as each of such terms is defined or used in the Investment Company Act of 1940, as amended). No proceeds of the Loan will be used to acquire any security in any transaction which is subject to Sections 13 and 14 of the Securities Exchange Act of 1934, as amended.

      (g) The Borrowers have no subsidiaries. The Guarantor has no active subsidiaries other than the Borrowers. The inactive subsidiaries of the Guarantor are Horizon Offshore International, Ltd. and Horizon Group, LDC.

      (h) Each of the Borrowers and the Guarantor has filed or caused to be filed all tax returns required by the United States of America, the state of its principal place of business and the states where its business or operations require such filings which are required to be filed and has paid or caused to be paid all taxes as shown on such returns or on any assessment received by it to the extent that such taxes have become due and except as to such taxes being contested in good faith by appropriate proceedings for which adequate reserves are being maintained. Each of the Borrowers and the Guarantor has established reserves to the extent believed by it to be adequate for the payment of additional taxes for years which have not been audited by the respective tax authorities.

      (i)   The Guarantor is the sole shareholder of each of the Borrowers.

      (j)   (i)   Each of the Borrowers and the Guarantor has duly complied
                  with, and the Vessels and its other properties and operations are in compliance with, the provisions of all applicable environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder of all Governmental Agencies, the non-compliance with which would have a material adverse effect.

            (ii) As of the date of this Agreement, neither the Borrowers nor the Guarantor has received notice from any Governmental Agency, and has no knowledge, of any fact(s) which constitute a violation of any applicable environmental, health or safety laws, codes or ordinances, and any rules or regulations promulgated thereunder of all Governmental Agencies, which relate to the use or ownership of the Vessels or properties owned or operated by the Borrowers or the Guarantor.

            (iii) Each of the Borrowers and the Guarantor has been issued all required permits, licenses, certificates and approvals of all Governmental Agencies relating to (a) air emissions, (b) discharges to surface water or ground water, (c) noise emissions, (d) solid or liquid waste disposal, (e) the use, generation, storage, transportation, treatment, recycling or disposal of Hazardous Substances or (f) other environmental, health or safety matters which are material and necessary for the ownership or operation of the Vessels or other properties owned or operated by the Borrowers or the Guarantor and such permits, licenses, certificates and approvals are in full force and effect on the date of this Agreement, except for such permits, licenses, certificates and approvals as to which the failure to have issued or to have in effect would not result in a material adverse effect.

            (iv) Except in accordance with a valid governmental permit, license, certificate or approval, there has been no spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on the Vessels or other properties and operations owned or operated by either Borrower or the Guarantor required to be reported to any Governmental Agency by either Borrower or the Guarantor.

            (v) There has been no material complaint, compliance order, compliance schedule, notice letter, notice of citation or other similar notice from any applicable environmental agency delivered to either Borrower or the Guarantor which concerns the operations of the Vessels or other properties owned or operated by either Borrower or the Guarantor and which would result in a material adverse effect.

      (k) All representations and warranties made by the Borrower herein or by either Borrower or the Guarantor pursuant to any Loan Document or made in any certificate or written statement delivered pursuant hereto or thereto (i) do not contain any untrue statement of or omit to state a material fact necessary to make the statements contained herein or therein not misleading and (ii) shall survive the making of the Loan hereunder and the execution and delivery to the Agent of the Note and any other Loan Document.

Section 3.2  AFFIRMATIVE COVENANTS OF BORROWERs.

      Until the payment in full of all amounts due under this Agreement and the Note by the Borrowers, unless compliance shall have been waived by the Lenders, the Borrowers and the Guarantor agree that:

      (a)   FINANCIAL STATEMENTS, REPORTS AND INSPECTION.

            (i)   The Borrowers and the Guarantor will furnish to the Lender:

                  (A) as soon as possible and in any event within two (2) Business Days after an officer of the Borrowers has knowledge of the occurrence of any Event of Default or of any default in the performance of the Loan Documents, or any event which with the giving of notice or lapse of time, or both, would constitute an Event of Default or such a default, which is continuing on the date of such statement, the statement of the chief financial officer of the Borrowers setting forth the details of such Event of Default or event or default and the action which the Borrowers propose to take with respect thereto;

                  (B)   as soon as available and in any event within forty-five
                        (45) days after the close of each quarter of the Guarantor's fiscal years, a copy of quarterly consolidated financial statements for the Guarantor prepared in accordance with GAAP and certified by the chief financial officer or chief accounting officer of the Borrowers together with consolidating statements of the Guarantor.

                  (C) as soon as available and in any event within ninety (90) days after the close of the Guarantor's fiscal years, a copy of the consolidated annual audited financial statements for such year for the Guarantor certified by Arthur Andersen, LLP or other independent public accountants of recognized standing acceptable to the Agent;

                  (D) as soon as available and in any event within thirty (30) days after the end of each month, a barge locations report in form and substance satisfactory to the Agent;

                  (E) a Barge Activity Schedule as often as is requested by the Agent.

                  (F) as soon as possible and in any event by December 1 of each year an annual business plan for the Borrowers for the coming year, including projections of utilization of the Vessels, expenses and revenues; and

                  (G)   (x)   as soon as possible, and in any event, within 30
                              days after the Borrowers or the Guarantor knows that any Reportable Event with respect to any Plan has occurred, a statement of an officer of the Borrowers or the Guarantor setting forth details as to such Reportable Event and the action which the Borrowers or the Guarantor propose to take with respect thereto, together with a copy of the notice of such Reportable Event given to the Pension Benefit Guaranty Corporation if a copy of such notice is available to the Borrowers or the Guarantor and (y) promptly after receipt thereof a copy of any notice relating to a Reportable Event having a material adverse effect, the Borrowers, or the Guarantor or any member of the Controlled Group may receive from the Pension
                              Benefit Guaranty Corporation or the Internal
                              Revenue Service with respect to any Plan;
                              PROVIDED, HOWEVER, this Section 3.2(a)(i)(G)(y) shall not apply to notice of general application promulgated by the Department of Labor.

            (ii) The Borrowers or the Guarantor will, upon request, furnish to the Agent such information as the Agent may reasonably request with respect to the business, affairs or condition (financial or otherwise) of the Borrowers or the Guarantor and will permit the Lenders or their representatives at any reasonable time or times during normal business hours upon three (3) Business Days' prior notice, to inspect the properties of the Borrowers or the Guarantor, to inspect, audit and examine the books or records of the Borrowers or the Guarantor and to take extracts therefrom and will reimburse the Lenders for all reasonable expenses incurred in connection therewith.

            (iii) Within forty-five (45) days of the close of the first three quarters of the Borrowers' fiscal year and on the dates that the annual reports required pursuant to Section 3.2(a)(i)(C) above are provided to the Lenders, the Borrowers shall furnish to the Agent a certificate signed by the chief financial officer or chief accounting officer of the Borrowers certifying that (x) the representations and warranties contained in Section 3.1 of this Agreement are correct on and as of the date of such certificate as though made on and as of such date except those expressly made as of another date and
                  (y) the Borrowers are in compliance with all of the covenants contained in Sections 3.3(m), 3.3(n), 3.3(o), 3.3(p) and 3.3(q) of this Agreement, such certificates showing the relevant computations for such compliance.

      (b) INSURANCE. The Borrowers shall insure, or cause to be insured, the Vessels pursuant to the terms of Article I, Section 15 of the U.S. and Vanuatu Mortgages and Part II, Section 5 of the Bahamas Deed of Covenants and the Equipment pursuant to the terms of Article 5 of the Security Agreement. The Borrowers will promptly notify the Lenders of any material changes in such insurances or any change in the underwriters or clubs providing such insurances. The Borrowers shall annually but no later than the anniversary of the date of this Agreement furnish the Lenders with evidence of all such insurance policies currently in force.

      (c) OTHER DEBT. The Borrowers and the Guarantor will promptly pay and discharge any and all Indebtedness, liens, charges, and all Taxes imposed upon them or upon their income or profits, or upon any of their properties prior to the date on which penalties accrue thereon, and lawful claims which, if unpaid, might become a lien or charge upon the property of the Borrowers or the Guarantor, except such as may in good faith be contested or disputed, provided appropriate reserves are maintained in accordance with GAAP. A portion of the proceeds of the first Advance will be used to prepay all amounts outstanding under the Highwood Note.

      (d) MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS. The Borrowers and the Guarantor will preserve and maintain their corporate existence, their business as presently conducted, and all of their rights, privileges and franchises necessary or desirable in the normal conduct of said business, and will conduct their businesses in an orderly, efficient and regular manner.

      (e) FINANCIAL RECORDS. The Borrowers and the Guarantor will keep books of record and account in which proper entries will be made of their transactions in accordance with GAAP.

      (f) MAINTENANCE OF VESSELS. The Borrowers will maintain, or cause to be maintained, the Vessels in the highest classification for such vessels with the American Bureau of Shipping, Lloyds Register of Shipping or such other classification society as the Agent may approve.

      (g)   ENVIRONMENTAL COMPLIANCE.

            (i) The Borrowers will comply with, will cause the Guarantor to comply with and will use their best efforts to cause their agents, contractors and subcontractors (while such Persons are acting within the scope of their contractual relationship with the Borrowers) to so comply with (i) all applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies and (ii) the terms and conditions of all applicable permits, licenses, certificates and approvals of all Governmental Agencies now or hereafter granted or obtained with respect to the Vessels or other properties owned or operated by the Borrowers and the Guarantor unless such compliance would violate the laws or regulations of the jurisdictions in which the Vessels are located or operating.

            (ii) The Borrowers will use their and will cause the Guarantor to use its best efforts and safety practices to prevent the unauthorized release, discharge, disposal, escape or spill of Hazardous Substances on or about the Vessels or other properties owned or operated by the Borrowers or the Guarantor.

      (h) ENVIRONMENTAL NOTIFICATIONS. The Borrowers shall notify the Agent, in writing, within five (5) Business Days of any of the following events occurring after the date of this Agreement:

            (i) Any written notification made by the Borrowers or the Guarantor to any U.S. or foreign federal, state or local environmental agency required under any federal, state or local environmental statute, regulation or ordinance relating to a spill or unauthorized discharge or release of any Hazardous Substance to the environment at, from, or as a result of any operations on, the Vessels or other properties owned or operated by the Borrowers or the Guarantor;

            (ii) Knowledge by an officer of the Borrowers of receipt of service by the Borrowers or the Guarantor of any complaint, compliance order, compliance schedule, notice letter, notice of violation, citation or other similar notice or any judicial demand by any U.S. or foreign court, federal, state or local environmental agency, alleging (A) any spill, unauthorized discharge or release of any Hazardous Substance to the environment from, or as a result of the operations on, the Vessels or other properties owned or operated by the Borrowers or the Guarantor, or (B) violations of applicable laws, regulations or permits regarding the generation, storage, handling, treatment, transportation, recycling, release or disposal of Hazardous Substances on or as a result of operations on the Vessels or other properties owned or operated by the Borrowers or the Guarantor.

          (iii) It is understood by the parties hereto that the above mentioned notices are solely for the Agent's and the Lenders' information, may not otherwise be required by any U.S. or foreign federal, state or local environmental laws, regulations or ordinances, and are to be considered confidential information by the Agent and the Lenders.

            (iv) The term "environmental agency" as used herein shall include, but not be limited to, the United States Environmental Protection Agency, the United States Coast Guard, the United States Minerals Management Service, the United States Department of Transportation (in its administration of the Hazardous Materials Transportation Act, 49 U.S.C. Sec. 1801, ET SEQ.) and other analogous or similar Governmental Agencies regulating or administering statutes, regulations or ordinances relating to or imposing liability or standards of conduct concerning the generation, storage, use, production, transportation, handling, treatment, recycling, release or disposal of any Hazardous Substance.

      (i)   ENVIRONMENTAL INDEMNIFICATION.

            (i) The Borrowers hereby jointly and severally agree to indemnify and hold the Indemnitees harmless from and against any and all claims, losses, liability, damages and injuries of any kind whatsoever asserted against any Indemnitee with respect to or as a direct result of the presence, escape, seepage, spillage, release, leaking, discharge or migration from the Vessels or other properties owned or operated by the Borrowers or the Guarantor of any Hazardous Substance, including without limitation, any claims asserted or arising under any applicable environmental, health and safety laws, codes and ordinances, and all rules and regulations promulgated thereunder of all Governmental Agencies, whether or not caused by or within the control of the Borrowers.

            (ii) It is the parties' understanding that neither the Agent, the Lenders nor any other Indemnitee does now, has never and does not intend in the future to exercise any operational control or maintenance over the Vessels or any other properties owned or operated by the Borrowers or the Guarantor, nor has any of them in the past, presently, or intends in the future to, maintain an ownership interest in the Vessels or any other properties owned or operated by the Borrowers or the Guarantor except as may arise upon enforcement of the Agent's rights under the Mortgages or the Security Agreement.

            (iii) Should, however, the Agent, the Lenders or any other
                  Indemnitee hereafter exercise any ownership interest in or operational control over the Vessels or any other properties owned or operated by the Borrowers or the Guarantor, e.g., including but not limited to, through foreclosure, then the above stated indemnity and hold harmless shall be limited with respect to any actions or failures to act by the Agent, the Lenders or other Indemnitee subsequent to exercising such interest or operational control, to the extent such action or inaction by the Agent, the Lenders or other Indemnitee is admitted by the Agent, the Lenders or other Indemnitee or is found by a court of competent jurisdiction to have caused or made worse any condition for which liability is asserted, including but not limited to, the presence, escape, seepage, spillage, leaking, discharge or migration on or from the Vessels or other properties owned or operated by the Borrowers or the Guarantor of any Hazardous Substance.

            (iv) The indemnity and hold harmless contained in this Section 3.2(i) shall not extend to the Agent, the Lenders or any other Indemnitee in its capacity as an equity investor in the Borrowers or the Guarantor or as an owner of any property or interest as to which the Borrowers or the Guarantor, are also an owner but only to the such Indemnitee's capacity as a lender or a holder of security interests.

      (j) NOTIFICATION OF TOTAL LOSS. In the event of any Total Loss or requisition of any Vessel or any item of Equipment, the Borrowers shall give written or telefax notice to the Agent not later than ten
            (10) days after they have actual knowledge of such occurrence.

      (k) YEAR 2000 COMPLIANCE. On or prior to March 31, 1999 (the "COMPLIANCE DATE"), the Borrowers and the Guarantor shall take all actions necessary to insure that the automated systems used by the Borrowers and the Guarantor that are material to their operations (collectively, "MISSION-CRITICAL SYSTEMS"), including without limitation, software, hardware and other data processing devices, shall not fail, malfunction or produce incorrect results with respect to data, calculations and other processing involving dates before, as of or after December 31, 1999, regardless of the form of the date data is received or processed (collectively "YEAR 2000 COMPLIANT" or "YEAR 2000 COMPLIANCE"). Without limiting the generality of the foregoing, on or prior to the Compliance Date, the Borrowers and the Guarantor shall test and certify that their Mission-Critical Systems are Year 2000 Compliant in accordance with commercially reasonable practices and industry standards. The Borrowers and the Guarantor agree that upon the reasonable request of the Agent, the Borrowers and the Guarantor will make their employees, consultants, premises, records and documentation available to the Lenders with respect to their Year 2000 Compliance efforts.

            (l) The Borrowers shall maintain in effect the DnB Credit Facility or an equivalent revolving credit facility acceptable to the Agent.

Section 3.3.  NEGATIVE COVENANTS OF BORROWERS.

      Until the payment in full of all amounts due under this Agreement and the Note by the Borrowers, the Borrowers and the Guarantor agree that they will not without the prior written consent of the Lenders:

      (a) Create, incur, assume or suffer to exist any lien (including any encumbrance or security interest) of any kind upon the Vessels or the Equipment, except for the liens and other encumbrances set forth below (the "Permitted Liens"):

            (i) liens for Taxes not at the time delinquent or thereafter payable without penalty or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such are payable by the Borrowers or the Guarantor;

            (ii) liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not overdue or being contested in good faith, provided provision is made to the extent required by GAAP for the eventual payment thereof in the event it is found that such sums are payable by the Borrowers or the Guarantor;

          (iii)   maritime liens:

                  (A) arising in the ordinary course of business by operation of law that are being contested in good faith by appropriate proceedings and for which reserves have been made to the reasonable satisfaction of the Lenders or

                  (B)   arising in connection with salvage and general average;
                        or

                  (C) arising in connection with crew wages claimed but not paid;

           (iv) liens incurred in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders and statutory obligations entered into in the ordinary course of business or to secure obligations on surety or appeal bonds in the ordinary course of business or easements, rights of way and similar encumbrances incurred in the ordinary course of business and not interfering with the ordinary conduct of the business of the Borrowers and the Guarantor;

            (v) judgment liens in existence less than thirty (30) days after the entry thereof or with respect to which execution has been stayed or the payment of which is covered in full by insurance;

           (vi)   liens required by the terms of this Agreement;

          (vii) purchase money security interests in connection with capital expenditures permitted by Section 3.3(y) below; and

         (viii) a lien in favor of DnB to secure the DnB Credit Facility on the Charters, the Accounts and the Holding Account as defined in the Intercreditor Agreement.

      (b) LINE OF BUSINESS. Enter into any new line of business unrelated to their present activities after the date of this Agreement.

      (c) CONSOLIDATION, MERGER, ETC. Consolidate with or merge with, or sell (whether in one transaction or in a series of transactions) all or substantially all of their assets to any Person, except for Permitted Acquisitions.

      (d) MODIFICATION OF AGREEMENTS. Amend, modify or otherwise change any of the Loan Documents.

      (e) INDEBTEDNESS. Incur any Indebtedness, except:

            (i)   the Loan;

            (ii)  amounts due under the DnB Credit Facility;

            (iii) accounts payable and accrued liabilities incurred in the ordinary course of business;

            (iv) letters of credit, performance and bid bonds obtained by the Borrowers or the Guarantor in the ordinary course of their business in an aggregate amount of the higher of the amount permitted under the DnB Credit Facility or USD 10,000,000.00 at any time;

            (v) supersedeas bonds obtained by the Borrowers or the Guarantor in the ordinary course of their business;

            (vi) purchase money indebtedness in connection with capital expenditures permitted by Section 3.3(x).

      (f)   REPORTABLE EVENT. Cause or allow to occur a Reportable Event.

      (g) CHANGE OF LEGAL STRUCTURE. Cause or allow to occur any material change in their present Certificate of Incorporation or By-Laws that would adversely affect the rights of the Lenders or change their jurisdiction of incorporation.

      (h) CHANGE OF PLACE OF BUSINESS. Make any change in the address of their principal place of business or their chief executive office except upon thirty (30) days' prior written notice to the Agent.

      (i) MANAGEMENT OF VESSELS. Subject to subsection (j) below, change the flag, class, ownership, management or control of any Vessel.

      (j) CHARTER. Cause or allow any Vessel to be bareboat chartered to any Person for a period longer than six (6) months without the prior written consent of the Agent, which consent shall not be unreasonably withheld.

      (k) MODIFICATIONS TO VESSELS. Other than the upgrades and modifications commenced on or before the date of this Agreement, cause or allow any change in the physical characteristics of any Vessel that would, in the reasonable judgment of the Agent, materially interfere with the suitability of such Vessel for normal commercial offshore construction operations; the consent of the Agent to any such modification not to be unreasonably withheld.

      (l) SALE OF VESSEL, ETC. Sell, transfer or assign any Vessel or Equipment, or any right to receive the revenue from any Vessel provided, however, that:

            (i) the Borrowers and the Guarantor may sell, transfer or assign any surplus or scrap equipment from the Vessels or Vessel's Equipment in the ordinary course of business in an amount of up to USD 500,000.00 annually;

            (ii) the Borrowers and the Guarantor may sell, transfer or assign any item of Equipment or any other equipment from the Vessels if they first replace such items with equipment of equal or greater value; and

          (iii) the Borrowers may sell the PACIFIC HORIZON (Barge) but an amount equal to the most recent Orderly Liquidation Value of such Vessel shall be paid by the Borrowers to the Agent within ten (10) Business Days of such sale and shall be used to prepay the Loan pursuant to Section 1.6(a) above.

      (m) CURRENT RATIO. Permit their Current Ratio to be less than 1.1 to 1 at any time.

      (n) WORKING CAPITAL. Permit their consolidated Working Capital to be less than USD 3,000,000.00 at any time.

      (o) FIXED CHARGE COVERAGE RATIO. Permit their Fixed Charge Coverage Ratio to be less than:

             (i)  1.25 to 1 at March 31, 1999;

            (ii)  1.35 to 1 at June 30, 1999; and

           (iii) 1.50 to 1 at September 30, 1999 and at any time thereafter; for the twelve (12) month period ending immediately prior to the relevant date of determination.

      (p) DEBT RATIO. Permit their Debt Ratio at any time to be greater than 55%.

      (q) NET WORTH. Permit their Net Worth at any time to be less than USD 85,000,000 plus 75% of annual positive net income after December 31, 1998, plus 75% of the net proceeds received by the Borrowers or the Guarantor from any future public or private sales of the common stock of any of them.

      (r) PAYMENTS ON SUBORDINATED DEBT. Pay any interest or principal on any debt subordinated to the Loan except (i) regularly scheduled payments of principal and interest under the DnB Credit Facility, and (ii) the balance as of the date of the first Advance under the Highwood Note.

      (s) COMPLIANCE WITH FEDERAL RESERVE BOARD REGULATIONS. No part of the proceeds of the Loan will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or for the purpose of purchasing or carrying or trading in any securities under such circumstances as to involve the Borrowers or the Guarantor in a violation of Regulation X of said Board or the Lenders in a violation of Regulation U of said Board. In particular, without limitation of the foregoing, neither the Borrowers nor the Guarantor will use any part of the proceeds of the Loan to be made hereunder to acquire for itself or for any other person any publicly-held securities of any kind. The assets of the Borrowers and the Guarantor do not and will not include any margin securities, and the Borrowers and the Guarantor have no present intention of acquiring any margin securities. As used in this
            Section 3.3(u), the terms "margin security" and "purpose of purchasing or carrying" shall have the meanings assigned to them in the aforesaid Regulation U, and the term "publicly-held", in respect of securities, shall have the meaning assigned to it in Section 220.7(a) of Regulation T of said Board. If requested by the Lenders, the Borrowers will furnish to the Lenders a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

      (t) LOANS AND INVESTMENTS. Advance funds to, or make investments in, (whether by way of loan, stock purchase or capital contribution) any Person other than in Cash Equivalents.

      (u) CONTRACTS WITH AFFILIATES. Enter into any transaction with any director, officer, employee, shareholder or Affiliate of the Borrowers or the Guarantor except on terms no less favorable to the Borrowers than the Borrowers could obtain in an arms length transaction with Persons not affiliated with the Borrowers.

      (v) CHANGE OF MANAGEMENT OR OWNERSHIP. Cause or allow to occur any material change in their present executive management.

      (w) LEASE EXPENSE. Excluding capital leases, incur or pay more than USD 5,000,000.00 per year for the lease, charter or rental of equipment, vessels or real property in excess of twelve (12) months, other than rental for their principal place of business referred to in Section 3.1(d) above.

      (x) CAPITAL EXPENDITURES. Capital expenditures may only be made for the purpose of the acquisition or upgrading of marine construction vessels and the acquisition of equipment and accessories related to such vessels, or other equipment in the ordinary course of the Borrower's business.

      (y) DIVIDENDS. Allow the Guarantor to make any dividend payments or other distributions to its stockholders or redeem or otherwise acquire any of its stock; except for purchases by the Guarantor of its stock pursuant to the stock repurchase program adopted by the Board of Directors of the Guarantor on July 29, 1998 in an amount after the date of the first Advance not to exceed USD 2,500,000.

      (z) USE OF VESSELS. Cause or allow any Vessel to be used outside of the Gulf of Mexico.

      (aa) FISCAL YEARS. Change or allow to change the fiscal year of either Borrower or the Guarantor from one ending on December 31.


                                   ARTICLE IV.
                                EVENTS OF DEFAULT

      If any of the following events shall occur and be continuing, (each an "Event of Default"):

      (a) the Borrowers shall fail to pay any principal of or interest on the Note, which failure shall continue for three Business Days after the date when due;

      (b) any representation or warranty made by the Borrowers or the Guarantor herein or made in any certificate or financial statement furnished to the Lenders or the Agent hereunder or under any of the Loan Documents shall prove to have been incorrect in any material respect when made;

      (c) default in the performance of any agreement, covenant, term or condition contained herein or in any Loan Document to be performed by the Borrowers or the Guarantor other than (a). above, if such default has continued for ten (10) days after notice thereof by the Agent to the Borrowers;

      (d) an event of default under the DnB Credit Facility or any other loan agreement, credit agreement, security agreement, guaranty agreement or lease agreement now existing or hereafter entered into by the Borrowers or the Guarantor in an aggregate amount in excess of USD 100,000.00 shall not have been remedied within any stated grace periods.

      (e) Any of the following Events of Default shall occur:

            (i) the entry by a court of competent jurisdiction of one or more final judgments against either Borrower or the Guarantor in an uninsured or unindemnified aggregate amount in excess of USD 150,000.00 which is not discharged, waived, appealed, stayed, bonded or satisfied for a period of thirty (30) consecutive days;

            (ii)  the entry by a court having jurisdiction in the premises of
                  (A) a decree or order for relief in respect of either Borrower or the Guarantor in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency, or other similar law or (B) a decree or order adjudging either Borrower or the Guarantor a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of either Borrower or the Guarantor under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency, or similar law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of either Borrower or the Guarantor or of any substantial part of the property or assets of either Borrower or the Guarantor, or ordering the winding up or liquidation of the affairs of either Borrower or the Guarantor, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of sixty (60) consecutive days;

            (iii) (A) the commencement by either Borrower or the Guarantor of a voluntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent; or (B) the consent by either Borrower or the Guarantor to the entry of a decree or order for relief in respect of such Borrower or the Guarantor in an involuntary case or proceeding under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state, or foreign bankruptcy, insolvency or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either Borrower or the Guarantor; or (C) the filing by either Borrower or the Guarantor of a petition or answer or consent seeking reorganization or relief under U.S. bankruptcy laws, as now or hereafter constituted, or any other applicable Federal, state or foreign bankruptcy, insolvency or other similar law; or (D) the consent by either Borrower or the Guarantor to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of either Borrower or the Guarantor or of any substantial part of the Property or assets of either Borrower or the Guarantor or of any substantial part of the Property or assets of either Borrower or the Guarantor, or the making by either Borrower or the Guarantor of an assignment for the benefit of creditors; or (E) the admission by either Borrower or the Guarantor in writing of its inability to pay its debts generally as they become due; or (F) the taking of corporate action by either Borrower or the Guarantor in furtherance of any such action; or

      (f) the Guaranty shall for any reason cease to be, or be asserted by either Borrower or the Guarantor, as applicable, not to be, in full force and effect (except pursuant to the release of the Guaranty in accordance herewith), then the Agent may by written notice to the Borrowers (1) immediately terminate the commitment of the Lenders hereunder; (2)declare the principal of, and interest accrued to the date of such declaration on, the Note together with all other amounts due hereunder or under any of the Loan Documents, to be forthwith due and payable, whereupon the same shall become forthwith due and payable (PROVIDED, HOWEVER, no notice or declaration shall be required and such amounts shall be immediately due and payable upon the occurrence of an event described in Article IV(e)(iii) or (iv) hereof) and (3) exercise any remedies to which it may be entitled by any Loan Document or by applicable law.


                                   ARTICLE V.
                                    THE AGENT

Section 5.1  APPOINTMENT AND DUTIES OF AGENT.

      (a) The parties hereto agree that The CIT Group/Equipment Financing, Inc. shall act, subject to the terms and conditions of this Article V, as the Agent for the Lenders in connection with the Loan, and to the extent set forth herein each Lender hereby irrevocably appoints, authorizes, empowers and directs the Agent to take such action on its behalf and to exercise such powers as are specifically delegated to the Agent herein or are reasonably incidental thereto in connection with the administration of and the enforcement of any rights or remedies with respect to this Agreement, the Note and the other Loan Documents. It is expressly understood and agreed that the obligations of the Agent under the Loan Documents are only those expressly set forth in this Agreement. The Agent shall use reasonable diligence to examine the face of each document received by it hereunder to determine whether such documents, on its face, appears to be what it purports to be. However, the Agent shall not under any duty to examine into and pass upon the validity or genuineness of any documents received by it hereunder and the Agent shall be entitled to assume that any of the same which appears regular on its face is genuine and valid and what it purports to be.

      (b) The Agent shall act pursuant to the instructions of the Majority Lenders in all matters relating to the Loan Documents including but not limited to, all collateral for the Loan and waivers or amendments of the Loan Documents.

Section 5.2  DISCRETION AND LIABILITY OF AGENT.

      Subject to Sections 5.1(b) above and 5.3 and 5.5 below, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it under any of the Loan Documents or otherwise, or with respect to taking or refraining from taking any action or actions which it may be able to take under any of the Loan Documents. Neither the Agent nor any of its directors, officers, employees, agents or representatives shall be liable for any action taken or omitted by it hereunder or in connection herewith, except for its own gross negligence or wilful misconduct. The Agent shall incur no liability under, or in respect of this Agreement or the other Loan Agreements by acting upon a notice, certificate, warranty or other paper or instrument reasonably believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.


Section 5.3  EVENT OF DEFAULT.

      (a) The Agent shall be entitled to assume that no Event of Default or event which would constitute an Event of Default after notice or lapse of time, or both, has occurred and is continuing, unless the Agent has actual knowledge of such facts or has received notice from a Lender in writing that such Lender considers that an Event of Default or event which would constitute an Event of Default after notice or lapse of time, or both, has occurred and is continuing and which specifies the nature thereof.

      (b) In the event that the Agent shall acquire actual knowledge of any Event of Default or event which would constitute an Event of Default after notice or lapse of time, or both, the Agent shall promptly notify (either orally, confirmed in writing, or in writing) the Lenders of such Event of Default or event and shall, take such action and assert such rights as are contemplated under this Agreement and in an emergency, or if requested in writing by the Majority Lenders shall, take such action and assert such rights as are contemplated under this Agreement. The Agent shall be indemnified pro rata by the Lenders against any liability or expenses, including, but not limited to, travel expenses and external counsel fees and expenses, incurred in connection with taking such action. The Agent may refrain from acting in accordance with any instructions from the Majority

            Lenders until it shall have been indemnified to its satisfaction against any and all costs and expenses which it will or may expend or incur in complying with such instructions.

Section 5.4  CONSULTATION.

      When acting in connection with this Agreement, or the other Loan Documents, the Agent may engage and pay for the advice and services of any lawyers, accountants, surveyors, appraisers or other experts whose advice or services may to it appear necessary, expedient or desirable and the Agent shall be entitled to fully rely upon any opinion or such advice so obtained.


Section 5.5  COMMUNICATIONS TO AND FROM AGENT.

      When any notice, approval, consent, waiver or other communication or action is required or may be delivered by the Lenders hereunder or the other Loan Documents, action by the Agent shall be effective for all purposes hereunder; provided, that upon any occasion requiring or permitting an approval, consent, waiver, election or other action on the part of the Lenders, unless action by the Agent alone, or only upon instruction of all of the Lenders, is expressly permitted or required hereunder, action shall be taken by the Agent for and on behalf of or for the benefit of all the Lenders as provided in
Section 5.3 above. The Borrowers and the Guarantor may rely on any communication from the Agent hereunder or the other Loan Documents, and need not inquire into the propriety of or authorization for such communication. Upon receipt by the Agent from the Borrowers, the Guarantor or any Lender of any communication it will, in turn, promptly forward such communication to the Lenders; PROVIDED, HOWEVER, that the Agent shall not be liable for any costs, expenses or losses arising from any failure to so forward any such communication.


Section 5.6  LIMITATIONS OF AGENCY.

      Notwithstanding anything in the Loan Documents, expressed or implied, it is agreed by the parties hereto, that the Agent will act under the Loan Documents as Agent solely for the Lenders and only to the extent specifically set forth herein, and will, under no circumstances, be considered to be an agent or fiduciary of any nature whatsoever in respect to any other person. The Agent may generally engage in any business with the Borrowers and the Guarantor or any of their Affiliates as if it was not the Agent.


Section 5.7  NO REPRESENTATIONS OR WARRANTY.

      (a) No Lender (including the Agent) makes to any other Lender any representation or any warranty, expressed or implied, or assumes any responsibility with respect to the Loan or the execution, construction or enforceability of the Loan Documents or any instrument or agreement executed by the Borrowers, the Guarantor or any other Person in connection therewith.

      (b) The Agent takes no responsibility for the accuracy or completeness of any information concerning the Borrowers and the Guarantor distributed by the Agent in connection with the Loan nor for the truth of any representation or warranty given or made herein, nor for the validity, effectiveness, adequacy or enforceability of this Agreement or any of the other Loan Documents.


Section 5.8  LENDER CREDIT DECISION.

      Each Lender acknowledges that it has independent of and without reliance upon any other Lender (including the Agent) or any information provided by any other Lender (including the Agent) and based on the financial statements of the Borrowers and the Guarantor and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independent of and without reliance upon any other Lender (including the Agent) and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under this Agreement and any other documents relating thereto.


Section 5.9  INDEMNITY.

      Notwithstanding any of the provisions hereof, to the extent the Agent has not been so indemnified by the Borrowers, the Lenders shall severally indemnify the Agent against any and all losses, costs, liabilities, damages or expenses, including but not limited to, reasonable travel expenses and external counsel's reasonable fees and expenses, arising from, or in connection with, its performance as Agent hereunder and not caused by its gross negligence or willful misconduct.


Section 5.10 RESIGNATION.

      The Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Borrower and the Lenders, provided that such resignation shall not take effect until a successor agent has been appointed. In the event of a resignation by the Agent, the Lenders shall promptly appoint a successor agent from among the Lenders.


Section 5.11 DISTRIBUTION.

      The Agent shall be responsible for promptly distributing each Lender's share of all net amounts received by the Agent under any of the Loan Documents pursuant to the letter agreements among the Agent and the Lenders dated the date hereof. Each Lender shall be responsible for designating by written notice to the Agent the account to which such distribution shall be deposited.


Section 5.12 LIMITATION OF SUITS.

      All rights of action and claims under this Agreement, the Mortgages and the Security Agreement of the Lenders shall be prosecuted and enforced only by the Agent. The Lenders agree that they shall not independently institute any proceedings, judicial or otherwise, to enforce their rights against the Borrowers under this Agreement, the Mortgages or the Security Agreement. However, notwithstanding anything contained in this Section 5.12, the Lenders shall always retain their ability to retain independent counsel and to protect their rights under this Agreement and the other Loan Documents.


Section 5.13 RIGHT OF SETOFF.

      Upon the occurrence and during the continuation of any Event of Default, the Lenders each are hereby authorized at any time and from time to time, without notice to the Borrowers (any such notice being expressly waived by the Borrowers), to setoff and apply any and all deposits (general or special, time or demand, provisional or final, whether or not such setoff results in any loss of interest or other penalty, and including without limitation all certificates of deposit) at any time held by the Lenders and all of the indebtedness arising in connection with this Agreement irrespective of whether or not such Lender will have made any demand under this Agreement, the Note or any other Loan Document. The Borrowers also hereby grant to each of the Lenders a security interest in and hereby transfer, assign, set over and convey to each of the Lenders, as security for payment of the Loan, all such deposits, funds or property of the Borrowers or indebtedness of any Lender to the Borrowers. Should the right of any Lender to realize funds in any manner set forth hereinabove be challenged and any application of such funds be reversed, whether by court order or otherwise, the Lenders shall make restitution or refund to the Borrower pro rata in accordance with their respective portions of the Loan. Each Lender agrees to promptly notify the Borrowers and the Agent after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Agent and the Lenders under this Section 5.13 are in addition to other rights and remedies (including without limitation other rights of setoff) which the Agent or the Lenders may have. Nothing contained herein shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrowers to such Lender.


                                   ARTICLE VI.
                                  MISCELLANEOUS

Section 6.1 NOTICES.

      All notices, requests and demands shall be in writing (including telecopier transmission) given to or made upon the respective parties hereto as follows:

In the case of the Borrowers, at

            Horizon Vessels, Inc.
            Horizon Offshore Contractors, Inc.
            2500 CityWest Blvd., Ste. 2200
            Houston, Texas  77042
            Attention: David Sharp, Executive Vice President and CFO
            Telecopier: (713) 361-2677


In the case of the Guarantor, at

            Horizon Offshore, Inc.
            2500 CityWest Blvd., Ste. 2200
            Houston, Texas  77042
            Attention: David Sharp, Executive Vice President and CFO
            Telecopier: (713) 361-2677


In the case of the Lenders, at

            The CIT Group/Equipment Financing, Inc.
            P.O. Box 27248
            Tempe, Arizona  85285-7248
            Attention: Vice President - Credit
            Telecopier: (602) 858-1488

            Heller Financial, Inc.
            Equipment Financial Leasing Group
            500 W. Monroe Street
            Chicago, Illinois 60661
            Attention: Region Credit Manager
            Telecopier: (312) 441-7519


            U.S. Bancorp Leasing & Financial
            7659 S.W. Mohawk Street
            Tualatin, Oregon 97062
            Attention: Clifford Swan
            Telecopier: (503) 234-8193


            Safeco Credit Company, Inc.
            10915 Willows Road N.E.
            Redmond, Washington 98052
            Attention: Pat Andrus, Division Credit Manager
            Telecopier: (425) 376-8770


In the case of the Agent, at

            The CIT Group/Equipment Financing, Inc.
            1540 Fountainhead Parkway
            Tempe, Arizona  85282
            Attention: Vice President-Credit
            Telecopier: (602) 858-1488


or in such other manner as any party hereto shall designate by written notice to the other parties hereto. All such notices shall be effective upon delivery or three (3) days after being deposited in the United States mail with postage prepaid certified, return receipt requested in a correctly addressed wrapper, or upon receipt if delivered to Federal Express or similar courier company or transmitted by telefax during normal business hours. All notices, demands, requests, communications and other documents delivered hereunder or under the Loan Documents, unless submitted in the English language, shall be accompanied by certified English translation thereof.


Section 6.2 NO WAIVER.

      No failure on the part of the Lenders or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Lenders or the Agent of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.


Section 6.3 APPLICABLE LAW AND JURISDICTION.

      (a) THIS AGREEMENT AND THE LOAN DOCUMENTS PROVIDED FOR HEREIN (INCLUDING, BUT NOT LIMITED TO, THE VALIDITY AND ENFORCEABILITY HEREOF AND THEREOF) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, OTHER THAN CONFLICT OF LAWS RULES THEREOF. Any legal action or proceeding against the Borrowers or the Guarantor with respect to this Agreement or any Loan Document may be brought in the courts of the State of New York, the U.S. Federal Courts in such state, sitting in the County of New York, or in the courts of any other jurisdiction where such action or proceeding may be properly brought, and the Borrowers and the Guarantor hereby irrevocably accept the jurisdiction of such courts for the purpose of any action or proceeding. The Borrowers and the Guarantor hereby designate and irrevocably appoint and empower CT Corporation System (the "Process Agent"), currently located at 1633 Broadway, New York, New York 10019 in each case as its authorized agent to accept, receive and acknowledge for and on behalf of each and its property service of any and all process which may be served but only in any action, suit or proceeding of the nature referred to above in the State of New York and further agree that failure of such firm to give the Borrowers or the Guarantor any notice of any such service shall not impair or affect the validity of such service or of any judgment rendered in any action or proceeding based thereon. The Borrowers and the Guarantor hereby irrevocably authorize and direct the Process Agent to accept such service on their behalf. The Borrowers and the Guarantor further irrevocably consent to the service of process out of said courts by the mailing thereof by the Agent by U.S. registered or certified mail postage prepaid to the party to be served at its address designated in Section 6.1. The Borrowers and the Guarantor agree that a final judgment in any action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Nothing in this Section 6.3 shall affect the right of the Lenders or the Agent to serve legal process in any other manner permitted by law or affect the right of the Lenders or the Agent to bring any action or proceeding against the Borrowers or the Guarantor or their properties in the courts of any other jurisdiction. To the extent that the Borrowers or the Guarantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to either itself or its property, the Borrowers and the Guarantor hereby irrevocably waive such immunity in respect of their obligations under this Agreement and the other Loan Documents. The Borrowers and the Guarantor hereby irrevocably waive any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any Loan Document brought in the Supreme Court of the State of New York, County of New York or the U.S. District Court for the Southern District of New York, and hereby further irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

      (b) THE LENDERS, THE AGENT, THE BORROWERS AND THE GUARANTOR IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTE OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


Section 6.4 SEVERABILITY.

      In the event that any provision of this Agreement is held to be void or unenforceable in any jurisdiction, all other provisions shall remain unaffected and be enforceable in accordance with their terms in such jurisdiction, and all provisions of this Agreement shall remain unaffected and shall be enforceable in accordance with their terms in all other jurisdictions.


Section 6.5 AMENDMENT.

      Neither this Agreement nor any provision hereof, including without limitation this Section 6.5, may be amended, modified, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties hereto. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Guarantor, the Agent and the Lenders, and their respective successors and assigns, except that the Borrowers and the Guarantor shall not have the right to assign their rights hereunder or any interest herein without the prior written consent of the Agent.


Section 6.6 ASSIGNMENT AND PARTICIPATION.

      The Lenders shall have the right, provided they comply with all applicable state and federal securities laws, to assign or grant participation in all or any portion of the Loan outstanding under this Agreement or the Note to any affiliate of the Lenders or to any foreign, federal or state banking institution, savings and loan institution or finance company upon thirty (30) days written notice to the Borrowers of such assignment or participation.


Section 6.7 COSTS, EXPENSES AND TAXES.

      The Borrowers jointly and severally agree to pay on demand all reasonable fees, costs and expenses in connection (i) with the preparation, execution, delivery, administration, amendment and enforcement of this Agreement, the Note, the other Loan Documents and any other documents to be delivered hereunder and thereunder (including, without limitation, the appraisal and inspection reports required hereunder) and any amendment, modification or supplement hereto or thereto, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Lenders and the Agent, and any special counsel associated with them, and with respect thereto and the filing of any document or instrument in connection with any of the foregoing, (ii) with respect to reasonable fees and out of pocket expenses of counsel for advising the Lenders and the Agent as to their rights and responsibilities under this Agreement and the transactions contemplated thereby after an Event of Default or an event which, with the giving of notice or lapse of time, or both, shall have occurred, and (iii) with any filing or recording of any document or instrument. In addition, the Borrowers shall jointly and severally pay any and all stamp and other taxes (including, without limitation penalties and interest assessed thereon) other than Excluded Income Taxes payable or determined to be payable in connection with the execution, delivery or performance of this Agreement and the Loan Documents and any other documents to be delivered hereunder and thereunder and agrees to save the Agent and Lenders harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.


Section 6.8 COUNTERPARTS.

      This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.


Section 6.9 SECTION HEADINGS.

      The headings of the various Sections and subsections of this Agreement are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.


Section 6.10 MERGER.

      THIS AGREEMENT AND THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AMONG THE BORROWERS, THE AGENT, THE LENDERS AND THE GUARANTOR AND SUPERSEDE ALL PRIOR AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, IF ANY, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                    HORIZON OFFSHORE, INC.



                                    By:  ____________________________
                                    Name: ___________________________
                                    Title:___________________________




                                    HORIZON VESSELS, INC.



                                    By:  ____________________________
                                    Name: ___________________________
                                    Title:___________________________

                                    HORIZON OFFSHORE CONTRACTORS, INC.



                                    By:  ____________________________
                                    Name: ___________________________
                                    Title:___________________________



                                    THE CIT GROUP/EQUIPMENT FINANCING,
                                      INC.



                                    By:  ____________________________
                                    Name: ___________________________
                                    Title:___________________________



                                    HELLER FINANCIAL LEASING, INC.



                                    By:  ____________________________
                                    Name: ___________________________
                                    Title:___________________________



                                    U.S. BANCORP LEASING & FINANCIAL



                                    By:  ____________________________
                                    Name: ___________________________
                                    Title:___________________________



                                    SAFECO CREDIT COMPANY, INC.



                                    By:  ____________________________
                                    Name: ___________________________

                                    Title:___________________________




                                    THE CIT GROUP/EQUIPMENT FINANCING,
                                     INC., AS AGENT



                                    By:  ____________________________
                                    Name: ___________________________
                                    Title:___________________________

                                                                   SCHEDULE 1 TO
                                                                  LOAN AGREEMENT


      LENDER                        PORTION OF COMMITMENT

1.    The CIT Group/Equipment
      Financing, Inc.               USD 30,000,000

2.    Heller Financial
      Leasing, Inc.                 USD 15,000,000

3.    U. S. Bancorp Leasing
      & Financial                   USD 10,000,000

4.    Safeco Credit Company,
      Inc.                          USD 5,000000

                                                                  SCHEDULE 2 TO
                                                                  LOAN AGREEMENT


                                     VESSELS


      NAME                                FLAG              OFFICIAL NO.
      ----                                ----              ------------
1.    AMERICAN HORIZON                    U.S.              294383
2.    CAJUN HORIZON                       U.S.              620491
3.    GULF HORIZON                        U.S.              514595
4.    LONE STAR HORIZON                   U.S.              285456
5.    CANYON HORIZON                      Vanuatu           1093
6.    PHOENIX HORIZON                     Vanuatu           1037
7.    PACIFIC HORIZON (Derrick)           U.S.              537871
8.    PEARL HORIZON (presently Panama
       flag but in the process of being
       transferred to Vanuatu flag)       Vanuatu           _______
9.    PACIFIC HORIZON (Barge)             Vanuatu           1100
10.   DSND STEPHANITURM                   Bahamas           725330